AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY


         AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at its September 24, 1997 meeting, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to six billion, eight hundred million (6,800,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six million, eight hundred thousand dollars ($6,800,000);

         SECOND: The Board of Directors, at its meeting held on September 24, 1997, by resolutions, did designate and classify one billion, four hundred million (1,400,000,000) shares of common stock of the Corporation into seven new series ("Series") as follows:

                                            Name of Class      Number of Shares
     Name of Series                         of Series            Allocated

     Aetna Index Plus Bond Fund               Class I          100,000,000
                                              Class A          100,000,000

     Aetna Index Plus Mid
       Cap Fund                               Class I          100,000,000
                                              Class A          100,000,000

     Aetna Mid Cap Fund                       Class I          100,000,000
                                              Class A          100,000,000

     Aetna Index Plus Small
       Cap Fund                               Class I          100,000,000
                                              Class A          100,000,000

     Aetna High Yield Fund                    Class I          100,000,000
                                              Class A          100,000,000

     Aetna Real Estate Securities
       Fund                                   Class I          100,000,000
                                              Class A          100,000,000

     Aetna Value Opportunity
       Fund                                   Class I          100,000,000
                                              Class A          100,000,000

         THIRD: Each of the Series shall have preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, the Articles of Amendment and Restatement of the Corporation.

         FOURTH: The various classes of Shares of each Series designated and classified shall be subject to all provisions of the Articles of Amendment and Restatement of the Corporation.

         FIFTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue four billion, eight hundred million (4,800,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of four million, eight hundred thousand dollars ($4,800,000), of which the Board of Directors had designated and classified four billion, four hundred million (4,400,000,000) shares as follows:

                                    Name of Class         Number of
Name of Series                       of Series        Shares Allocated

AETNA MONEY MARKET FUND                 Class I        1,000,000,000
                                        Class A        1,000,000,000

AETNA BOND FUND                         Class I          100,000,000
                                        Class A          100,000,000

THE AETNA FUND                          Class I          100,000,000
                                        Class A          100,000,000

AETNA GROWTH AND INCOME FUND            Class I          100,000,000
                                        Class A          100,000,000

AETNA INTERNATIONAL FUND                Class I          200,000,000
                                        Class A          200,000,000

AETNA GOVERNMENT FUND                   Class I          100,000,000
                                        Class A          100,000,000

AETNA SMALL COMPANY  FUND               Class I          100,000,000
                                        Class A          100,000,000

AETNA GROWTH FUND                       Class I          100,000,000
                                        Class A          100,000,000

                                    Name of Class         Number of
Name of Series                       of Series        Shares Allocated

AETNA ASCENT FUND                       Class I          100,000,000
                                        Class A          100,000,000

AETNA CROSSROADS FUND                   Class I          100,000,000
                                        Class A          100,000,000

AETNA LEGACY FUND                       Class I          100,000,000
                                        Class A          100,000,000

AETNA INDEX PLUS FUND                   Class I          100,000,000
                                        Class A          100,000,000

SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue six billion, eight hundred million (6,800,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six million, eight hundred thousand dollars ($6,800,000) of which the Board of Directors has designated and classified five billion, eight hundred million (5,800,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary.

         IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


ATTEST:                                AETNA SERIES FUND, INC.

/s/ Amy R. Doberman                    By:  /s/ Shaun P. Mathews
------------------------                    ------------------------
    Amy R. Doberman                         Shaun P. Mathews
    Secretary                               President

Date:    October 28, 1997
         ---------------------------
         Hartford, Connecticut

CORPORATE SEAL

                                       3